PROSPECTUS and                  PRICING SUPPLEMENT NO. 24
PROSPECTUS SUPPLEMENT, each     effective at 10:00 AM ET
Dated October 19, 2000          Dated 7 June 2001
CUSIP: 24422ENJ4                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,125,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              12 June 2001

Maturity Date:                    14 June 2004

Principal Amount:                 $50,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   1 Month

Spread:                           Plus 29 Basis Point

Initial Interest
Determination Date:               8 June 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Monthly  on the 14th
                                  of each month
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Monthly on the 14th
                                  of each month
                                  (or next business day)

Redemption Provisions:            None

Plan of Distribution:             Merrill Lynch & Co., as,
                                  Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount
                                  of the Senior Notes.


Merrill Lynch & Co.